Exhibit 99.1

NEWS BULLETIN	DDi Corp.
1220 Simon Circle
Anaheim, CA 92806
NASDAQ: DDIC

  For Further Information:

Mikel H. Williams	Andrew Greenebaum/Laura Foster
Chief Executive Officer	Addo Communications
(310) 829-5400
J. Michael Dodson	andrewg@addocommunications.com
Chief Financial Officer	lauraf@addocommunications.com
(714) 688-7200

DDi Corp. Announces Fourth Quarter and 2010 Annual Results

ANAHEIM, Calif., February 17, 2011 – DDi Corp. (NASDAQ: DDIC), a leading provider of time-critical, technologically advanced electronic interconnect design, engineering and manufacturing services, today reported financial results for the three and twelve months ended December 31, 2010. The Company also announced that its Board of Directors has declared a quarterly dividend of $0.10 per share of common stock to be paid in the first quarter of 2011.

Highlights:

•	2010 net sales of $267.8 million increased 69.5% over 2009 and 22% over pro-forma 2009 net sales, which for comparison purposes include the contribution from Coretec

•	2010 net income of $20.7 million, or $1.01 per fully diluted share, versus $1.8 million, or $0.09 per fully diluted share, in 2009

•	2010 net sales to the Military/Aerospace segment grew to $84.6 million from $48.0 million in 2009

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Fourth quarter 2010 net sales of $65.7 million increased 55.7% over the 2009 fourth quarter, and declined 4.7% sequentially due to lower commercial demand and fewer manufacturing days associated with the holiday season

•	Cash balance increased to $28.3 million on improved working capital management

•	Recognized by BAE as Preferred Supplier

•	Declared quarterly dividend of $0.10 per share

Mikel Williams, President and Chief Executive Officer of DDi Corp., stated, “2010 was a year of significant accomplishment for DDi. We drove net sales, margins and earnings to record levels, while also completing the integration of the Coretec acquisition. While we started the year operating out of three facilities in Toronto, by the end of the fourth quarter we successfully consolidated all operational activity into our single, state-of-the-art facility on Sheppard Avenue.

DDi Corp. Fourth Quarter 2010 Earnings Results

With the physical integration now complete, we are focused on enhancing the operational execution and efficiencies of our Sheppard facility. Importantly, we finished 2010 in solid financial position, posting a significant increase in cash flow for the year and a stronger balance sheet. Our strengthened financial condition has enabled us to continue to enhance shareholder value through the declaration of our fourth quarterly cash dividend.”

Mr. Williams continued, “Our commercial market demand softened in the fourth quarter, consistent with some of the industry trends we track in the overall North American PCB marketplace. Partially offsetting this decline, we experienced continued strength in the military/aerospace and instrumentation and medical market segments, with our military/aerospace segment delivering a 4.5% sequential increase in net sales. We believe DDi is well positioned as a supplier to the military/aerospace market and as such, we will continue our strategic focus on this key market segment.”

Mr. Williams concluded, “Moving on to 2011, the year-over-year growth rate for the broader North American PCB industry is forecasted to be in the mid-single digits. As we continue to execute our long-term strategic plan we believe our technical capabilities, our sales distribution network and our extensive customer base, position us to exceed the anticipated industry growth rate in 2011 and take incremental market share.”

Fourth Quarter 2010 Results

Net sales for the fourth quarter of 2010 were $65.7 million, a 55.7% increase over the prior year quarter and a 4.7% decline sequentially. The year-over-year increase was due to stronger end market demand coupled with the net sales contribution from the Coretec acquisition. The sequential decline in net sales was primarily attributable to softer end market demand in the commercial markets coupled with 5% fewer manufacturing days associated with the holiday season. On a pro-forma basis, including the impact of Coretec’s net sales for the 2009 comparative period, net sales for the fourth quarter of 2010 increased 14.0% over the year ago quarter.

Gross margin for the fourth quarter of 2010 increased 163 basis points to 22.1% of net sales from 20.5% of net sales in the prior year quarter. The year-over-year improvement in gross margin was primarily driven by improved operational efficiencies derived from the net sales increase and operating expense controls. On a sequential basis, gross margin declined 38 basis points from 22.5% of net sales in the third quarter of 2010. The sequential decline reflects de-leveraging on lower net sales as well as operational inefficiencies associated with our Toronto operations.

Operating income in the fourth quarter of 2010 was $5.1 million, or 7.8% of net sales, compared to operating income of $1.5 million, or 3.5% of net sales, in the prior year period. Operating income in the third quarter of 2010 was $6.7 million, or 9.7% of net sales. Operating income declined sequentially due to lower net sales and gross profit, coupled with a $0.8 million restructuring charge related to the Company’s exit of its Toronto-based McNicoll facility. The Company ceased operations in the McNicoll facility at the end of the third quarter and terminated its tenancy by December 31, 2010.

Adjusted EBITDA for the fourth quarter of 2010 was $8.4 million, or 12.8% of net sales, compared to $4.1 million, or 9.7% of net sales, in the prior year period. Adjusted EBITDA for the third quarter of 2010 was $9.4 million, or 13.7% of net sales. Reconciliations of this non-GAAP

DDi Corp. Fourth Quarter 2010 Earnings Results

measure are provided after the GAAP condensed consolidated financial statements below and exclude non-recurring costs associated with the Coretec acquisition, including facility closure, severance and professional fees.

Net income in the fourth quarter of 2010 was $4.4 million, or $0.21 per share, compared to net income of $0.6 million, or $0.03 per share, in the prior year period. Net income in the third quarter of 2010 was $6.5 million, or $0.31 per share.

Fourth Quarter Balance Sheet and Liquidity

As of December 31, 2010, DDi had total cash and cash equivalents of $28.3 million and total debt of $11.5 million. Net working capital as of December 31, 2010 was $51.0 million. The Company had no borrowings outstanding and had nearly the full $25 million available for borrowing under its revolving credit facility at December 31, 2010.

For the three and twelve months ended December 31, 2010, capital expenditures totaled $5.2 million and $11.0 million, respectively. The increase in quarterly capital expenditures during the fourth quarter primarily reflects significant upgrades to the Company’s Sheppard facility following the completion of the Toronto-based facilities’ integration, as well as technology and capacity extensions in the Company’s additional facilities.

Quarterly Dividend

The Company paid a fourth quarter dividend of $0.10 per share of common stock on November 30, 2010. In addition, on February 17, 2011, the Company’s Board of Directors declared a dividend of $0.10 per share of common stock to be paid on March 30, 2011 to shareholders of record as of March 15, 2011.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss fourth quarter and 2010 annual financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. Participants may access the call by dialing 877-941-4775 (domestic) or 480-629-9761 (international). In addition, the call is being webcast and can be accessed at the Company’s web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through March 3, 2011 by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the conference ID 4407644. An online replay of the webcast will be available at www.ddiglobal.com/investor under “Financial Calendar.” For more information, visit www.ddiglobal.com.

About DDi

DDi is a leading provider of time-critical, technologically advanced electronic interconnect design, engineering and manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.

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Non-GAAP Financial Measures

This release includes ‘adjusted EBITDA’, a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measures, provide useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a

DDi Corp. Fourth Quarter 2010 Earnings Results

given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-cash, non-recurring or unusual items. This financial measure is commonly used in the Company’s industry. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company cautions that while it makes such statements in good faith and it believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, it cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which it may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; currency exchange rate fluctuations; integration of acquired operations; international operations; compliance with environmental regulations; increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

DDi Corp. Fourth Quarter 2010 Earnings Results

DDi Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Year Ended Dec. 31, 2010	% of Net Sales	Year Ended Dec. 31, 2009	% of Net Sales
Net sales	$267,784		$157,991
Cost of goods sold	208,385		128,778

Gross profit	59,399	22.2%	29,213	18.5%
Operating expenses:
Sales and marketing	17,372	6.5%	11,710	7.4%
General and administrative	16,688	6.2%	13,329	8.4%
Amortization of intangible assets	760	0.3%	760	0.5%
Restructuring and other related charges	1,138	0.4%	—	—

Operating income	23,441	8.8%	3,414	2.2%
Interest and other expense, net	1,910	0.7%	942	0.6%

Income before income tax expense	21,531	8.0%	2,472	1.6%
Income tax expense	796	0.3%	688	0.4%

Net income	$20,735	7.7%	$1,784	1.1%

Net income per share:
Basic	$1.04		$0.09
Diluted	$1.01		$0.09
Dividends declared per share:	$0.22		—
Weighted-average shares used in per share computations:
Basic	19,920		19,732
Diluted	20,573		19,838

DDi Corp. Fourth Quarter 2010 Earnings Results

DDi Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Qtr. Ended Dec. 31, 2010	Qtr. Ended Dec. 31, 2009	Qtr. Ended Sept. 30, 2010
Net sales	$65,749	$42,237	$68,988
Cost of goods sold	51,189	33,572	53,450

Gross profit	14,560	8,665	15,538
Gross profit %	22.1%	20.5%	22.5%
Operating expenses:
Sales and marketing	4,241	3,105	4,330
General and administrative	4,225	3,872	4,298
Amortization of intangible assets	190	190	190
Restructuring and other related charges	800	—	—

Operating income	5,104	1,498	6,720
Interest and other expense, net	658	295	152

Income before income taxes	4,446	1,203	6,568
Income tax expense	6	615	69

Net income	$4,440	$588	$6,499

Net income per share:
Basic	$0.22	$0.03	$0.33
Diluted	$0.21	$0.03	$0.31
Dividends declared per share:	$0.10	—	$0.06
Weighted-average shares used in per share computations:
Basic	20,072	19,784	19,916
Diluted	21,101	19,893	20,671

DDi Corp. Fourth Quarter 2010 Earnings Results

DDi Corp.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Dec. 31, 2010	Dec. 31, 2009
Assets
Current assets:
Cash and cash equivalents	$28,347	$19,392
Accounts receivable, net	40,821	35,280
Inventories	20,970	19,342
Prepaid expenses and other	1,889	1,265

Total current assets	92,027	75,279
Property, plant and equipment, net	42,605	40,175
Intangible assets, net	614	1,374
Goodwill	3,664	2,986
Other assets	954	659

Total assets	$139,864	$120,473

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,137	$13,939
Accrued expenses and other current liabilities	14,113	19,216
Current portion of long term debt	1,751	1,727
Revolving credit facility	—	4,227

Total current liabilities	41,001	39,109
Long term debt	9,704	11,246
Other long-term liabilities	527	810

Total liabilities	51,232	51,165

Stockholders’ equity:
Common stock, additional paid-in-capital, and treasury stock	228,881	230,945
Accumulated other comprehensive income (loss)	1,063	410
Accumulated deficit	(141,312)	(162,047)

Total stockholders’ equity	88,632	69,308

Total liabilities and stockholders’ equity	$139,864	$120,473

DDi Corp. Fourth Quarter 2010 Earnings Results

DDi Corp.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Qtr. Ended Dec. 31, 2010	Qtr. Ended Dec. 31, 2009	Qtr. Ended Sept. 30, 2010
Adjusted EBITDA:
GAAP net income	$4,440	$588	$6,499
Add back:
Interest and other expense, net	658	295	152
Income tax expense	6	615	69
Depreciation	2,039	2,084	2,138
Amortization of intangible assets	190	190	190
Non-cash compensation	268	325	352
Toronto site integration	800	—	48

Adjusted EBITDA	$8,401	$4,097	$9,448

	Year Ended Dec. 31, 2010	Year Ended Dec. 31, 2009
Adjusted EBITDA:
GAAP net income	$20,735	$1,784
Add back:
Interest and other expense, net	1,910	942
Income tax expense	796	688
Depreciation	8,539	8,237
Amortization of intangible assets	760	760
Non-cash compensation	1,309	1,907
Non-recurring Coretec acquisition costs	851	—
Toronto site integration	1,138	—

Adjusted EBITDA	$36,038	$14,318